Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the registrants listed in Appendix A (hereafter collectively referred to as the “Registrants”) of our report dated November 21, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in the Registrants’ Certified Shareholder Reports on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial Performance” and “Independent Registered Public Accounting Firm”, and “Other Permitted Disclosure”, in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

January 26, 2026

Appendix A

Fund Name	Registrant
Loomis Sayles Core Plus Bond Fund	Natixis Funds I
Loomis Sayles Global Allocation Fund	Loomis Sayles Funds II
Loomis Sayles Growth Fund	Loomis Sayles Funds II
Loomis Sayles Intermediate Duration Bond Fund	Loomis Sayles Funds I
Loomis Sayles Limited Term Government and Agency Fund	Loomis Sayles Funds II

2